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                                                                   Exhibit 10.16


                             DATED              2000











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                              DECLARATION OF TRUST

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                                    RAKISONS
                                   SOLICITORS
                                 Clements House
                              14/18 Gresham Street
                                 London EC2V 7JE

                           Tel: +44 (0)171 367 8000
                           Fax: +44 (0)171 367 8001
                      e-mail: jonathan.polin@rakisons.co.uk


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       We, PowerChannel Holdings Inc, a company incorporated in the State of
       Delaware, USA, whose principal office is at 20 Squadron Boulevard, Suite 210, New York, New York 10956, USA ("Owner") DECLARE AND UNDERTAKE that:


1 In this deed the following words and expressions have the meanings stated, unless they are inconsistent with the context:

       "Company"

       PowerChannel Europe Limited a company registered in England and Wales under number 3632372 whose registered office is at 11 Cross Keys Close, London, W1M 5TY;

       "Directors"

       James Gambrell of 641 Fifth Avenue, New York, New York, USA, Michael Preston of 11 Cross Keys Close, London, W1M 5FY and Steve Lampert of 280 South Mountain Road, New York City, New York 10956, USA;

       "Shareholders"

       the shareholders of the Owner as at 30 November 1999;

       "Shares"

       the sixteen ordinary share of 10p each of the Company registered in the name of the Owner.

2 We note that the resolution adopted by the Board of Directors of the Owner on 30 November 1999 has become unconditional following the execution of the licence agreement between the Company and the Owner referred to in the resolutions and that the shares of the Company held by the Owner are now held by the Owner as to 80% in favour of the Shareholders and 20% in favour of the Owner.

3 We shall at all times stand possessed of our interest in the Shares and all dividends and distributions of profits or surplus or other assets in respect of their and any shares or securities resulting from holding the Shares UPON TRUST and as nominee for the Shareholders absolutely in proportion to their shareholdings in the Owner.

4 We will dispose of, transfer, pay and deal with the Shares or any interest in them and all dividends and distributions in respect of the Shares and all other rights resulting out of or in connection with the Shares and exercise the votes conferred thereby in such manner as Shareholder shall from time to time direct as to the Shares held beneficially for each such Shareholder.

5 We shall as soon as practicable transfer our interest in the Shares to the Shareholders.

6 The intention of this Deed of Declaration is to vest in the Owner the power and authority of Trustee to effect the distribution of 80% of the Shares and interest of the Company to the Shareholders of the Owner as at 30 November 1999 and the Owner is hereby authorised to carry out such acts as may be necessary and execute such further documents as may be necessary to carry out the intention.

This Deed is governed by the laws of Delaware.

EXECUTED as a deed on the date of this document.


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EXECUTED by                         )
POWERCHANNEL HOLDINGS INC           )
acting by                           )
and                                 )






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